As filed with the Securities and Exchange Commission on February 16, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AgileThought, Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-2302509
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 W. Las Colinas Blvd. Suite 1650E

Irving, Texas 75039

(971) 501-1140

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Senderos Fernández

Chief Executive Officer

AgileThought, Inc.

222 W. Las Colinas Blvd. Suite 1650E

Irving, Texas 75039

(971) 501-1440

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer Carlson

Mayer Brown LLP

3000 El Camino Real

Palo Alto, CA 94306

Tel: (650) 331-2000

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

_______________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated February 16, 2023

PROSPECTUS

Up to 2,016,129 shares of Class A Common Stock

This prospectus relates to the resale of up to 2,016,129 shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), of AgileThought, Inc. (the “Company”, “us” or “we”) which may be offered by MC Agent, LLC (“MC Agent” or the “Selling Securityholder”) from time to time. The shares were issued pursuant to the equity issuance agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC (“Monroe”) (as amended, the “Equity Issuance Agreement”), and the amended and restated credit agreement, dated as of July 18, 2019, by and among the Company, certain subsidiaries of the Company, the financial institutions party thereto as lenders and Monroe, as administrative agent (as amended, the “First Lien Credit Facility”). The shares of Class A Common Stock were subsequently transferred by Monroe to MC Agent.

We do not expect to receive any cash proceeds from the sales of shares of our Class A Common Stock by MC Agent; however, the terms of the Equity Issuance Agreement require MC Agent to apply 100% of the net proceeds from the sale of the shares to the Outstanding Fees (as defined below) owed by the Company under the First Lien Credit Facility. In addition, if MC Agent’s net proceeds from sales of the shares exceed the Outstanding Fees owed by the Company under the First Lien Credit Facility, MC Agent shall remit such excess cash proceeds to the Company. Upon payment in full of the Outstanding Fees in cash by us or through sales of the shares by MC Agent, MC Agent shall return any of the unsold shares to us. At December 31, 2022, fees payable by us on or before May 25, 2023 totaled approximately $3.45 million (the “Outstanding Fees”). See “Selling Securityholder” for a description of the Equity Issuance Agreement and for additional information regarding Monroe and MC Agent.

MC Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). MC Agent may offer the shares directly or through agents or to or through underwriters or dealers. The shares may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. The registration of the offering of the shares hereunder does not mean that MC Agent will actually offer or sell all 2,016,129 shares of Class A Common Stock. See “Plan of Distribution” for more information about how MC Agent may sell the shares of Class A Common Stock being offered pursuant to this prospectus.

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “AGIL.” On February 15, 2023, the Company had 50,032,843 shares issued and outstanding and the last reported sale price of our Class A Common Stock was $4.27 per share.

Except for discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of our Class A Common Stock, we will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus and under similar headings in any applicable prospectus supplement, any free writing prospectuses we have authorized for use in connection with a specific offering and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this process, the Selling Securityholder may from time to time, in one or more offerings, sell the shares of Class A Common Stock described in this prospectus.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein, are accurate only as of their respective dates, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference” before deciding whether to invest in any of the Class A Common Stock being offered.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AgileThought,” “we,” “us,” “our” and similar terms refer to AgileThought, Inc., a Delaware corporation.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” herein and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein. You should also carefully read the information incorporated by reference in this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Business Overview

Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We help our clients transform their businesses by innovating, building, continually improving and running new technology solutions at scale. Our services enable our clients to more effectively leverage technology, optimize cost, grow, and compete.

We combine our agile-first approach with expertise in next-generation technologies to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve solutions at scale using DevOps tools and methodologies. We offer client-centric, onshore and nearshore digital transformation services that include consulting, design and user experience, custom enterprise application development, DevOps, cloud computing, mobile, data management, advanced analytics and automation expertise. Our professionals have direct industry operating expertise that allows them to understand the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, which enables a trusted client advisor relationship. By leveraging our AgileThought Scaled Framework and our industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation.

History of the Company

We offer client-centric, onshore and nearshore agile-first digital transformation services that help our clients transform by building, improving and running new solutions at scale. Our services enable our clients to leverage technology more effectively to focus on better business outcomes. From consulting to application development and cloud services to data management and automation, we strive to create a transparent, collaborative, and responsive experience for our clients.

Prior to our incorporation in Delaware, we were a variable stock corporation organized under the laws of Mexico. We filed a Certificate of Domestication and a Certificate of Incorporation to become a Delaware corporation in February 2019 and changed our name to AN Global Inc. On October 23, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation to change our name to AgileThought, Inc.

Since our inception, we have added a variety of services, acquired several businesses and expanded our operations throughout North America:

●	2000: Founded in Mexico.

●	2015 – 2016: Partnered with Nexxus, completed five acquisitions and established capabilities in digital transformation, cloud solutions, advanced analytics and digital marketing. Also launched digital transformation services.

●	2017: Partnered with Credit Suisse, completed three acquisitions and established capabilities in ecommerce.

●	2018: Acquired 4th Source, expanded U.S. footprint and enhanced presence with clients from the healthcare industry.

●	2019: Acquired AgileThought, LLC, expanded U.S. footprint, enhanced delivery capabilities and presence with large clients within the professional services industry, relocated global headquarters to Dallas, Texas and changed name to AgileThought, Inc.

On August 23, 2021 (“Closing Date”), LIV Capital Acquisition Corp. (“LIVK”), a special purpose acquisition company, and AgileThought, Inc. (“Legacy AgileThought”) consummated the transactions contemplated by the definitive agreement and plan of merger (“Merger Agreement”), dated May 9, 2021 (“Business Combination”). Pursuant to the terms of the Merger Agreement, Legacy AgileThought merged with and into LIVK, whereupon the separate corporate existence of Legacy AgileThought ceased, with LIVK surviving such merger (the “Surviving Company”). On the Closing Date, the Surviving Company changed its name to AgileThought, Inc., under which we operate today.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation, to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees and to disclose information reflecting the relationship between executive compensation actually paid by us and our financial performance, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

Our predecessor (LIV Capital Acquisition Corp.) elected to avail itself of the extended transition period, and following the consummation of the Business Combination, we remain an emerging growth company and are taking advantage of the benefits of the extended transition period that emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” and under similar headings in the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein.

Corporate Information

Our principal executive offices are located at 222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas 75039, and our telephone number is (971) 501-1440. Our corporate website address is www.agilethought.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“AgileThought” and our other registered and common law trade names, trademarks and service marks are property of AgileThought, Inc. This prospectus contains, and any applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein may contain, additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

The Offering

Class A Common Stock offered by the Selling Securityholder	Up to 2,016,129 shares that the Selling Securityholder may sell from time to time after the date of this prospectus.

Class A Common Stock outstanding	50,032,843 shares as of February 15, 2023*.

Use of proceeds	We do not expect to receive any cash proceeds from the sales of shares of our Class A Common Stock by MC Agent; however, the terms of the Equity Issuance Agreement require MC Agent to apply 100% of the net proceeds from the sale of the shares to the Outstanding Fees owed by us under the First Lien Credit Facility. In addition, if MC Agent’s net proceeds from sales of the shares exceed the Outstanding Fees owed by us under the First Lien Credit Facility, MC Agent shall remit such excess cash proceeds to us. Upon payment in full of the Outstanding Fees in cash by us or through sales of the shares by MC Agent, MC Agent shall return any of the unsold shares to us. At December 31, 2022, Outstanding Fees payable by us on or before May 25, 2023 totaled approximately $3.45 million. See “Selling Securityholder” for a description of the Equity Issuance Agreement.

Market for Class A Common Stock	Our Class A Common Stock is currently traded on The Nasdaq Capital Market under the symbol “AGIL.”

Risk factors	This investment involves a high degree of risk. Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 5.

*	The number of shares of our Class A Common Stock outstanding excludes (1) shares reserved for issuance upon settlement of restricted stock units outstanding, (2) shares reserved for future grant or issuance under our 2021 Equity Incentive Plan, (3) shares issuable upon the exercise of outstanding public and private warrants, (4) shares issuable upon conversion of our second lien facility with Nexxus Capital and Credit Suisse (both of which are existing shareholders and have representation on our board of directors), Manuel Senderos, Chief Executive Officer and Chairman of the Board of Directors, and Kevin Johnston, Chief Operating Officer and (5) shares issuable upon the exercise of the First Lien Warrants (as defined herein).

For additional information concerning the offering, see “Plan of Distribution.”

Risk Factors

Investing in our Class A Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties in the documents incorporated by reference into this prospectus (including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC) and in any accompanying prospectus supplement and any related free writing prospectus, together with other information contained and incorporated by reference in the foregoing. The risks and uncertainties described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the events or developments described in these documents were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our Class A Common Stock could decline, and you could lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

The following additional risk relates to the sale of shares of Class A Common Stock hereunder by MC Agent:

Sales of shares by MC Agent may affect the price of our Class A Common Stock and make it more difficult for us to raise additional equity capital.

Subject to the terms and conditions of the Equity Issuance Agreement, up to 2,016,129 shares registered hereunder may be sold by MC Agent to apply 100% of the net proceeds from the sale of the shares to the Outstanding Fees owed by the Company under the First Lien Credit Facility. At December 31, 2022, fees payable by us on or before May 25, 2023 totaled approximately $3.45 million (the “Outstanding Fees”). If MC Agent’s net proceeds from sales of the shares exceed the Outstanding Fees owed by us under the First Lien Credit Facility, MC Agent shall remit such excess cash proceeds to us. In addition, upon payment in full of the Outstanding Fees in cash by us or through sales of the shares by MC Agent, MC Agent shall return any of the unsold shares to us. The sale by MC Agent of a substantial number of shares of our Class A Common Stock in the public market could occur at any time from the date of effectiveness of the registration statement of which this prospectus forms a part and until the total Outstanding Fees are paid in full. These sales, or the perception in the market that MC Agent intends to sell shares, could reduce the market price of our Class A Common Stock, or cause the market for our Class A Common Stock to be highly volatile. MC Agent may ultimately sell all, some or none of the shares of Class A Common Stock registered in this prospectus. If MC Agent sells a substantial number of shares of our Class A Common Stock, or if investors expect that MC Agent will do so, the actual sales of shares or the expectation that MC Agent may sell shares may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements contained in this prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein include, but are not limited to, statements regarding:

●	the financial and business performance of the Company;

●	our ability to repay and/or continue to service our indebtedness;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our future operations;

●	our business, expansion plans and opportunities;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	our ability to develop, maintain and expand client relationships, including relationships with our largest clients;

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;

●	our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

●	costs related to the business combination;

●	our ability to successfully identify and integrate any future acquisitions;

●	our ability to attract and retain highly skilled information technology professionals;

●	our ability to maintain favorable pricing, utilization rates and productivity levels for our information technology professionals and their services;

●	our ability to innovate successfully and maintain our relationships with key vendors;

●	our ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters;

●	our ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets;

●	developments and projections relating to our competitors and industry;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us; and

●	our ability to maintain the listing of our securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus, the applicable prospectus supplement and any free writing prospectus, including the documents we incorporate by reference herein and therein. The forward-looking statements made in these documents relate only to events as of the date on which the statements are made. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by MC Agent.

We do not expect to receive any cash proceeds from the sales of shares of our Class A Common Stock by MC Agent in this offering; however, the terms of the Equity Issuance Agreement require MC Agent to apply 100% of the net proceeds from the sale of the shares to the Outstanding Fees owed by us under the First Lien Credit Facility. If MC Agent’s net proceeds from sales of the shares of Class A Common Stock exceed the Outstanding Fees owed by us under the First Lien Credit Facility, MC Agent shall remit such excess cash proceeds to us. In addition, upon payment in full of the Outstanding Fees in cash by us or through sales of the shares by MC Agent, MC Agent shall return any of the unsold shares to us. At December 31, 2022, Outstanding Fees payable by us on or before May 25, 2023 totaled approximately $3.45 million.

See “Selling Securityholder” for a description of the Equity Issuance Agreement.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of our Class A Common Stock may be sold by the Selling Securityholder under this prospectus.

SELLING SECURITYHOLDER

This prospectus relates to sales by MC Agent, the Selling Securityholder, of up to 2,016,129 of shares of our Class A Common Stock issued pursuant to the Equity Issuance Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the registration rights agreement, dated December 28, 2021, between us and Monroe (the “Registration Rights Agreement”), in which we agreed to provide certain registration rights with respect to sales of the shares of our Class A Common Stock covered by this prospectus. We currently have no other agreements, arrangements or understandings with the Selling Securityholder regarding the sale of any of the shares, other than the Selling Securityholder’s agreement under the Equity Issuance Agreement to return to us any of the shares that have not been sold upon repayment of the Outstanding Fees owed by us under the First Lien Credit Facility and remit excess cash proceeds to us to the extent the net proceeds from sales of the shares by the Selling Securityholder exceed the Outstanding Fees. See “The Equity Issuance Agreement,” below.

The following table presents information regarding the Selling Securityholder and the shares that it may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Securityholder, and reflects its holdings as of February 15, 2023. The applicable percentage ownership of Class A Common Stock is based on 50,032,843 shares of Class A Common Stock outstanding as of February 15, 2023. We have determined beneficial ownership in accordance with the rules of the SEC.

The number of shares beneficially owned after this offering assumes the sale of all of the shares offered by the Selling Securityholder pursuant to this prospectus. However, because the Selling Securityholder may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Securityholder. We do not know how long the Selling Securityholder will hold the shares before selling them. See “Plan of Distribution.”

Shares of Class A Common Stock issuable upon the exercise of the First Lien Warrant (as defined below) are not included in the table below and are not being offered under this prospectus.

	Shares Beneficially Owned Prior to Offering		Maximum Number of Shares to be Sold Pursuant to this	Shares Beneficially Owned After Offering
Name of Selling Securityholder	Number	Percent	Prospectus	Number	Percent
MC Agent, LLC(1)	2,016,129	4.0%	2,016,129	0	0.00%

(1)	All investment decisions over the shares of Class A Common Stock held by MC Agent are made by unanimous vote of Monroe’s investment committee which is comprised of ten members, and no single member has any ability to make any such decisions unilaterally. Such investment committee members expressly disclaim beneficial ownership of all shares held by MC Agent. The address of MC Agent is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606. MC Agent is not a licensed broker dealer or an affiliate of a licensed broker dealer.

The Equity Issuance Agreement

In 2018, we entered into the First Lien Credit Facility pursuant to which Monroe served as the administrative agent to the lenders and the lead arranger. In connection with certain amendments to the First Lien Credit Facility, we (1) issued to Monroe, in its capacity as the agent for the lenders, 4,439,333 shares of Class A Common Stock on December 29, 2021 pursuant to the Equity Issuance Agreement (the “First Lien Shares”) and (2) will issue to Monroe or any one or more lender(s) under the First Lien Credit Facility a warrant to purchase shares of Class A Common Stock (the “First Lien Warrant”) upon the earlier of repayment of the Outstanding Fees owed by us under the First Lien Credit Facility and August 29, 2023. The number of shares of Class A Common Stock underlying the First Lien Warrant will equal $7.0 million divided by the average closing price per share of our Class A Common Stock on The Nasdaq Capital Market for the 20 consecutive trading days preceding the warrant issuance date. The First Lien Warrant, when issued, shall be immediately exercisable at $0.0001 per share and shall have a term of five years. Upon issuance of the First Lien Warrant, we will be required to file a registration statement with respect to the resale of the shares underlying the First Lien Warrant.

On May 27, 2022, we refinanced the First Lien Credit Facility and repaid approximately $40.2 million of outstanding principal, interest, and a portion of the fees owed on the First Lien Credit Facility. In addition, we and Monroe entered into an amendment to the Equity Issuance Agreement pursuant to which Monroe returned 2,423,204 First Lien Shares to us and retained 2,016,129 First Lien Shares as security for the unpaid Outstanding Fees. Monroe transferred the First Lien Shares and assigned all of its rights, duties and obligations under the Equity Issuance Agreement and the Registration Rights Agreement to MC Agent on February 14, 2023. Pursuant to the terms of the amended Equity Issuance Agreement, MC Agent may sell the remaining First Lien Shares and apply 100% of the net proceeds to the Outstanding Fees owed by us under the First Lien Credit Facility. If MC Agent’s net proceeds from sales of the First Lien Shares exceed the Outstanding Fees owed by us, MC Agent shall remit such excess cash proceeds to us. In addition, upon payment in full of the Outstanding Fees in cash by us or through sales of the First Lien Shares by MC Agent, MC Agent shall return any of the unsold First Lien Shares to us.

At December 31, 2022, Outstanding Fees payable by us on or before May 25, 2023 totaled approximately $3.45 million.

Neither Monroe, MC Agent nor any of their respective affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, other than Monroe’s role as administrative agent to the lenders and lead arrangers under the First Lien Credit Facility. Monroe made an independent investment decision to enter into the First Lien Credit Facility, Equity Issuance Agreement and Registration Rights Agreement.

DESCRIPTION OF CLASS A COMMON STOCK

The following description of our Class A Common Stock and certain provisions of our amended and restated certificate of incorporation (the “charter”) and bylaws (the “bylaws”), are summaries and are qualified in their entirety by reference to the full text of the charter and bylaws, copies of which have been filed with the SEC, and applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

General

Our charter authorizes the issuance of 220,000,000 shares of capital stock, consisting of (x) 210,000,000 shares of Class A Common Stock, par value $0.0001 per share, and (y) 10,000,000 shares of our preferred stock, par value $0.0001 per share.

As of February 15, 2023, there were 50,032,843 shares of our Class A Common Stock outstanding and no shares of preferred stock outstanding.

Class A Common Stock

Listing

Our Class A Common Stock is listed on The Nasdaq Capital Market under the symbol “AGIL.”

Voting Rights

Each holder of the shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters properly submitted to the stockholders for their vote; provided, however, that except as otherwise required by applicable law, holders of Class A Common Stock shall not be entitled to vote on any amendment to the proposed charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to applicable law or the proposed charter (including any certificate of designation filed with respect to any one or more series of preferred stock). The holders of the shares of Class A Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors of out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A Common Stock, then outstanding, if any.

Preemptive or Other Rights

The holders of shares of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A Common Stock.

Dividends

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Our Bylaws

We are a corporation incorporated under the laws of the State of Delaware, subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors are empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Charter and Bylaws

Among other things, our charter and our bylaws:

●	do not provide for cumulative voting in the election of directors;

●	provides for the exclusive right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director by stockholders;

●	permits the board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval;

●	prohibits stockholder action by written consent;

●	requires that a special meeting of stockholders may be called only by the chairperson of the board of directors, the chief executive officer or the board of directors;

●	limits the liability of, and providing indemnification to, our directors and officers;

●	controls the procedures for the conduct and scheduling of stockholder meetings;

●	provides for a classified board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	grants the ability to remove directors with cause by the affirmative vote of 66 2⁄3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote at an election of directors;

●	requires the affirmative vote of at least 66 2⁄3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend the bylaws or Articles V, VI, VII and VIII of the charter; and

●	provides for advance notice procedures that stockholders must comply with in order to nominate candidates to the board of directors or to propose matters to be acted upon at a stockholders’ meeting.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares of Class A Common Stock and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Class A Common Stock.

Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the charter or the bylaws of the Company (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the charter or the bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Our charter further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Transfer Agent

The transfer agent for Class A Common Stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

We are registering the resale by MC Agent from time to time of up to 2,016,129 shares of Class A Common Stock.

MC Agent will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. MC Agent may sell the shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of The Nasdaq Stock Market;

●	through trading plans entered into by MC Agent pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the shares on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of MC Agent;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus.

We do not expect to receive any cash proceeds from the sales of shares of our Class A Common Stock by MC Agent; however, the terms of the Equity Issuance Agreement require MC Agent to apply 100% of the net proceeds from the sale of the shares to the Outstanding Fees (as defined herein) owed by us under the First Lien Credit Facility. In addition, if MC Agent’s net proceeds from sales of the shares exceed the Outstanding Fees owed by us under the First Lien Credit Facility, MC Agent shall remit such excess cash proceeds to us. Upon payment in full of the Outstanding Fees in cash by us or through sales of the shares by MC Agent, MC Agent shall return any of the unsold shares to us. See “Selling Securityholder” for a description of the Equity Issuance Agreement and for additional information regarding Monroe and MC Agent. The aggregate net proceeds to MC Agent will be the purchase price of the securities less any discounts, selling commissions and stock transfer taxes borne by MC Agent.

MC Agent has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the Class A Common Stock that it holds pursuant to the Equity Issuance Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. MC Agent and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. MC Agent has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

In effecting sales, broker-dealers or agents engaged by MC Agent may arrange for other broker-dealers to participate. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from MC Agent and/or purchasers of the Class A Common Stock for whom the broker-dealers may act as agent. Neither we nor MC Agent can presently estimate the amount of compensation that any agent will receive.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Other than as described above, we know of no existing arrangements between MC Agent or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from MC Agent, and any other required information.

We have advised MC Agent that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Securityholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Except for discounts, selling commissions and stock transfer taxes applicable to the sale of the shares of our Class A Common Stock, we will pay the expenses incurred in registering the shares, including legal and accounting fees.

We have agreed to indemnify MC Agent and certain other persons against certain liabilities in connection with the offering of shares of Class A Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. MC Agent has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by MC Agent specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

This offering will terminate upon the date that all shares offered by this prospectus have been sold by MC Agent or upon return of any remaining shares after payment in full of the Outstanding Fees.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Mayer Brown LLP.

EXPERTS

The consolidated financial statements of AgileThought, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the Company and the securities the Selling Securityholder is offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Securityholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.AgileThought.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022;

●	our Quarterly Reports on Form 10-Q filed with the SEC on May 13, 2022, August 12, 2022, and November 14, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 11, 2022, March 28, 2022, May 2, 2022, May 23, 2022, June 3, 2022, November 22, 2022, and February 1, 2023; and

●	the description of our Class A Common Stock, which is contained in Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

AgileThought, Inc.

222 W. Las Colinas Blvd. Suite 1650E

Irving, Texas 75039

Attn: Diana Abril

Chief Legal Officer

(971) 501-1440

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s website.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by us, in connection with the offering of the securities pursuant to this Registration Statement:

SEC Registration Fee	$974.25
Legal Fees and Expenses	50,000.00
Accounting Fees	25,000.00
Printing and Miscellaneous Fees	1,000.00
Total	$76,974.25

*	Estimated.

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of May 9, 2021, by and among LIVK and AT (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 10, 2021).
3.1	Amended and Restated Certificate of Incorporation of the Company, (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 26, 2021).
4.1	Form of Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 26, 2021).
4.2	Registration Rights Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2021).
5.1*	Opinion of Mayer Brown LLP.
10.1	Equity Issuance Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC, in its capacity as Administrative Agent (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 30. 2021).
10.2	Amendment to Equity Issuance Agreement, dated May 27, 2022, between the Company and Monroe Capital Management Advisors, LLC, in its capacity as Administrative Agent (incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed with the SEC on June 3, 2022).
23.1*	Consent of Mayer Brown LLP (included in Exhibit 5.1).
23.2*	Consent of KPMG LLP, independent registered public accounting firm.
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
107*	Filing Fee Table.

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, Texas, on February 16, 2023.

AgileThought, Inc.

By:	/s/ Manuel Senderos Fernández
Manuel Senderos Fernández
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Manuel Senderos Fernández and Diana Abril, and each of them, as his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Manuel Senderos Fernández	President, Chief Executive Officer and	February 16, 2023
Manuel Senderos Fernández	Chairman of the Board of Directors (Principal Executive Officer)

/s/ Amit Singh	Chief Financial Officer (Principal Financial Officer)	February 16, 2023
Amit Singh

/s/ David Santos Molero	Chief Accounting Officer (Principal Accounting Officer)	February 16, 2023
David Santos Molero

/s/ Gerardo Benítez Peláez	Director	February 16, 2023
Gerardo Benítez Peláez

/s/ Andrés Borrego y Marrón	Director	February 16, 2023
Andrés Borrego y Marrón

/s/ Marina Diaz Ibarra	Director	February 16, 2023
Marina Diaz Ibarra

/s/ Mauricio Garduño González Elizondo	Director	February 16, 2023
Mauricio Garduño González Elizondo

/s/ Roberto Langenauer Neuman	Director	February 16, 2023
Roberto Langenauer Neuman

/s/ Mauricio Jorge Rioseco Orihuela	Director	February 16, 2023
Mauricio Jorge Rioseco Orihuela

/s/ Alejandro Rojas Domene	Director	February 16, 2023
Alejandro Rojas Domene

/s/ Alexander R. Rossi	Director	February 16, 2023
Alexander R. Rossi

/s/ Arturo José Saval Pérez	Director	February 16, 2023
Arturo José Saval Pérez

/s/ Diego Zavala	Director	February 16, 2023
Diego Zavala